Exhibit 5.1

March 21, 2025

Kinetik Holdings Inc.

2700 Post Oak Blvd., Suite 300

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel for Kinetik Holdings Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate 11,520,738 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), including 3,840,246 Shares which may be issued upon the redemption of common units representing limited partnership interests of Kinetik Holdings LP, a Delaware limited liability company (“OpCo” and, such units, “OpCo Units”), along with an equivalent number of shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C Shares”), on a one-for-one basis, which OpCo Units and Class C Shares were issued on June 24, 2024, and 7,680,492 Shares which may be issued upon the redemption of OpCo Units and Class C shares that will be issued on July 1, 2025 (such OpCo Units and Class C shares, the “Deferred Consideration”).

We have also participated in the preparation of a prospectus relating to the Shares (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Third Amended and Restated Certificate of Incorporation, the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company (formerly known as Altus Midstream Company), (ii) the Third Amended and Restated Agreement of Limited Partnership of Altus Midstream LP, dated as of October 22, 2021 (the “OpCo LP Agreement”), (iii) the Registration Statement, (iv) the Prospectus, (v) the Membership Interest Purchase Agreement, dated May 9, 2024, by and among the parties thereto (the “MIPA”), and (vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law	Texas Tower, 845 Texas Avenue, Suite 4700
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March 21, 2025 Page 2

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement is, and any subsequent amendments (including additional post-effective amendments) are, effective and comply with all applicable laws; (v) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any prospectus supplement to the Prospectus; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the board of directors of the Company has taken all necessary corporate action to approve the issuance of the Shares upon redemption of OpCo Units and Class C Shares, and all related matters, (ii) certificates representing the Shares have been duly executed, countersigned, registered and delivered (or non-certificated Shares have been properly issued) in accordance with the OpCo LP Agreement, and (iii) solely with respect to Shares issuable upon redemption of Deferred Consideration, when the Deferred Consideration has been issued in accordance with the MIPA, then the Shares to be offered by the Selling Stockholder will be duly authorized and validly issued, fully paid and non-assessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours, /s/ Vinson & Elkins L.L.P. Vinson & Elkins L.L.P.